Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Tecnoglass Inc. of our report dated March 14, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Tecnoglass Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Ltda.
Bogotá, Colombia
October 19, 2018